US Securities and Exchange Commission
                    Washington, DC 20549



                          Form 8-K
                       Current Report

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934



  Date of  Report (Date of earliest event reported):  April
                          23, 1997



                   CONECTISYS CORPORATION
   (Exact name of registrant as specified in its charter)
       Colorado                      33-3560D              84-1017107
(State or other jurisdiction       (Commission            (IRS Employer
   of incorporation)               File Number)        Identification No.)



7260 SPIGNO PLACE
AGUA DULCE, CALIFORNIA                         91350
(Address of principle executive offices)     (Zip Code)



Registrant's telephone number, including area code: (805) 268-0305










Page 2
Form 8-K: Dated: May  1, 1997
CONECTISYS CORPORATION
Commission File # 33-3560D


Item 5 -- Other Events

PrimeLink, Inc. A subsidiary of Conectisys Corp. announced the Development and Marketing Alliance with one of the largest energy companies in the nation.

Lenexa, KS - April 23, 1997:   PrimeLink, Inc., a leading
supplier of communications and monitoring equipment to the natural gas industry, announced today that it has signed a Development and Marketing Alliance Agreement with Williams
Wireless, Inc., a subsidiary of Williams Communications
Group.

Williams Wireless is developing and deploying a nationwide telemetry network and will be providing data delivery services to a wide range of industries. The Alliance provides for joint development of a wide range of products and cross-licensing of technology by the companies for use within the network. This provides PrimeLink with immediate entry into the fastest growing new wireless markets in the country: data gathering and remote monitoring.

Under the Alliance, PrimeLink will supply technology, services and premise equipment to Williams Wireless. PrimeLink's knowledge of hardware and software design will
allow rapid development of new products.   The products will
enable timely and reliable acquisition of data from remote devices. When PrimeLink products are coupled with the nationwide wireless telemetry network and data delivery service from Williams Wireless, the result is an unparalleled data gathering service.

Dated: May 1, 1997                   /s/ Robert A. Spigno
                                      ROBERT A. SPIGNO,
President